Exhibit 99.1

Rogers Acquires Diversified Silicone Products, Inc.

  Acquisition increases Rogers’ engineered materials leadership
  Strategic fit with Rogers’ Elastomeric Material Solutions business
  Expands silicone capabilities and offerings, strengthens expertise
  Expected to be accretive to 2017 earnings per share

ROGERS, Conn.--(BUSINESS WIRE)--January 6, 2017--Rogers Corporation (NYSE:ROG), a global leader in engineered material solutions, announced the acquisition of Diversified Silicone Products, Inc. (“DSP”), a custom silicone product development and manufacturing business, serving a wide range of high reliability applications. DSP expands the portfolio of Rogers’ Elastomeric Material Solutions business (“EMS”) in cellular sponge and specialty extruded silicone profile technologies, while strengthening existing expertise in precision-calendered silicone and silicone formulating and compounding.

“The acquisition of Diversified Silicone Products, Inc., in combination with our recent DeWAL acquisition, demonstrates continued execution on our strategy to extend our engineered materials platforms, with the acquired companies generating approximately $70 million of annual revenues in total,” said Bruce Hoechner, president and chief executive officer of Rogers Corporation. “DSP provides additional silicone growth opportunities, adding solid silicone sheet and custom extruded profile product offerings, and will contribute additional revenues in attractive vertical end markets including aerospace, general industrial and life sciences. We look forward to creating significant value for our shareholders and customers with a successful integration in the months ahead.”

The transaction closing is effective today. Terms were not disclosed. Trailing twelve month revenues for DSP were approximately $20 million, and Rogers expects DSP’s profitability to be comparable to EMS’ current product lines. The company expects the transaction to be accretive to 2017 earnings per share.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, and safety and protection applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

About Diversified Silicone Products, Inc.

Diversified Silicone Products, Inc., is a custom silicone product development and manufacturing business, located in Santa Fe Springs, California. Products manufactured by Diversified Silicone Products, Inc., include solid and cellular (sponge) precision-calendered silicones and specialty extruded silicone profiles. These materials serve a wide range of high reliability applications across many market segments, including general industrial, aerospace, automotive and life sciences.

Safe Harbor Statement

This release contains forward-looking statements, which may concern the company’s plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to Rogers on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: volatility within the Internet Connectivity, Clean Energy, and Safety and Protection megatrends on which Rogers’ business is focused, as well as specific market and industry trends within these megatrends; business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where Rogers maintains significant manufacturing, sales or administrative operations; fluctuations in foreign currency exchange rates; research and development efforts; competitive developments; business development transactions, including mergers and acquisitions, and related integration considerations; the outcome of ongoing and future litigation, including asbestos-related product liability litigation; and changes in laws and regulations applicable to Rogers business. For additional information about the risks, uncertainties and other factors that may affect the company’s business, please see Rogers’ most recent annual report on Form 10-K and any subsequent quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Additional Information

For additional information, please contact the Company directly, via email or visit the Rogers website.

Website: http://www.rogerscorp.com

CONTACT:
Investor contact:
Rogers Corporation
Jack Monti, 860-779-4726
jack.monti@rogerscorporation.com